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                                  EXHIBIT 23.4

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                         INDEPENDENT AUDITORS' CONSENT



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eastern Environmental Services, Inc. of our reports dated December 27, 1996 on the financial statements of R&A Bender, Inc. and R&A Bender Property, Ltd., appearing in Amendment No. 1 to the Current Report on Form 8-K of Eastern Environmental Services, Inc. dated December 10, 1996 (filed with the Commission on February 11, 1997).


                              /s/ Boyer & Ritter



Chambersburg, Pennsylvania
June 2, 1997

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